UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): October 16, 2009

JIANGBO PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-86347	65-1130026
(Commission File Number)	(IRS Employer Identification No.)

Middle Section, Longmao Street, Area A, Laiyang Waixiangxing Industrial Park
Laiyang City, Yantai, Shandong Province, People’s Republic of China 26520

(Address of principal executive offices and zip code)

(0086)535-7282997

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)
GENESIS PHARMACEUTICALS ENTERPRISES, INC.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 22, 2009, Jiangbo Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that on October 16, 2009, the Company received a letter from Mr. Xu Haibo stating that he shall resign from his position as the Company’s Chief Operating Officer, effective as of October 20, 2009, due to health reasons.  Mr. Xu, however, shall remain a member of the Company’s Board of Directors.  There were no disagreements between Mr. Xu and the Company on any matter relating to the Company’s operations, policies or practices, which resulted in his resignation as Chief Operating Officer.  A copy of Mr. Xu’s resignation letter is attached hereto as Exhibit 99.1. A copy of the press release is also attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Resignation Letter of Mr. Xu Haibo dated October 16, 2009.

99.2	Press Release dated October 22, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JIANGBO PHARMACEUTICALS, INC.

By:	/s/ Cao Wubo
Name:	Cao Wubo
Title:	Chief Executive Officer

Dated: October 22, 2009